Calculation of Filing Fee Tables
S-8
MITSUBISHI UFJ FINANCIAL GROUP INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	35,000,000	$ 18.20	$ 637,000,000.00	0.0001381	$ 87,969.70
Total Offering Amounts:						$ 637,000,000.00		$ 87,969.70
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 87,969.70
Offering Note
[1]	(1) Plus such indeterminate number of additional shares of common stock of Mitsubishi UFJ Financial Group, Inc. (the "Registrant") as may be offered and issued to prevent dilution resulting from stock splits or similar transactions in accordance with Rule 416 under the U.S. Securities Act of 1933, as amended (the "Securities Act"). (2) American Depositary Shares issuable upon deposit of the shares of common stock registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-288449) filed with the Commission on July 1, 2025. Each American Depositary Share represents one share of common stock. (3) Relates to 35,000,000 Restricted Share Units or other Share-based Awards to be awarded under the MUFG Americas Holdings Corporation Stock Bonus Plan. (4) The proposed maximum offering price per share was calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low prices for the Registrant's common stock as reported on the Tokyo Stock Exchange on April 15, 2026, after conversion into U.S. dollars based on the exchange rate released by the Bank of Japan as in effect on such date.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources